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                                                                   EXHIBIT 10.36

                 SECOND AMENDMENT TO LETTER OF CREDIT AGREEMENT

     This Second Amendment to Letter of Credit Agreement (the "Second Amendment") is made as of the 23RD day of December, 2004 by and among

     KMART CORPORATION ("Kmart"), a corporation organized under the laws of the State of Michigan having a place of business at 3100 West Big Beaver Road, Troy, Michigan 48084,

     BANK OF AMERICA, NATIONAL ASSOCIATION ("BOA"), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110;

     FLEET NATIONAL BANK ("Fleet" and together with BOA, the "Issuing Banks"), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110.

                                   WITNESSETH

     WHEREAS, Kmart and the Issuing Banks have entered into a Letter of Credit Agreement dated as of August 13, 2004 (as amended and in effect, the "Credit Agreement"); and

     WHEREAS, Kmart and the Issuing Banks have agreed to amend certain provisions of the Credit Agreement as set forth herein.

     NOW THEREFORE, it is hereby agreed as follows:

1. Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendments to Article 1. The provisions of Article 1 of the Credit Agreement are hereby amended as follows:

     a. The definition of "Availability" is hereby deleted in its entirety and the following substituted in its stead.

               "Availability" means, at anytime of determination, (i) except as provided in clause (ii) below, an amount equal to the difference between the amounts on deposit in the Cash Collateral Account and 100.5% of the Letter of Credit Outstandings, or (ii) if the Inventory Collateral Election Effective Date has occurred, the difference between the Borrowing Base and 100.5% of the Letter of Credit Outstandings.


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     b.   The definition of "Commitment" is hereby deleted in its entirety and the following substituted in its stead:

          "Commitment" means $600,000,000, or such lesser amount on account of a reduction thereof in accordance with the provisions of Section 2.11 hereof.

3. Amendments to Article 2. The provisions of Article 2 of the Credit Agreement are hereby amended as follows:

     a. The provisions of Section 2.07 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

          Kmart or the Subsidiary Credit Parties shall pay to the Issuing Banks, an unused fee (the "Unused Fee") equal to 0.125% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Unused Commitment for each day and ending on but excluding the Termination Date. The Unused Fee so accrued in any calendar month shall be payable on the first Business Day of the immediately succeeding calendar month, except that all Unused Fees so accrued and unpaid as of the Termination Date shall be payable on the Termination Date.

     b. The provisions of Section 2.09 of the Credit Agreement are hereby amended by deleting clause (a) in its entirety and substituting the following in its stead:

          (a) an upfront fee in the sum of $600,000, fully earned on the Closing Date, of which $200,000 shall be payable on the Closing Date and the balance of $400,000 shall be paid on January 7, 2005, provided that if Kmart elects to increase Availability to an amount in excess of $200,000,000, a pro rata portion of the unpaid balance of the Closing Fee (determined by (i) dividing the amount of increase in Availability by (ii) $400,000,000 less the amount of any prior increase in Availability in excess of $200,000,000 for which a portion of the Closing Fee was paid and (iii) multiplying the result by the unpaid balance of the Closing Fee) shall be payable on the effective date of each such increase, and

4. Amendments to Article 5. The provisions of Article 5 of the Credit Agreement are hereby amended as follows:

     a. The provisions of Section 5.06 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

          Kmart shall cause the amounts on deposit in the Cash Collateral Account to be at least equal to 100.5% of the Letter of Credit Outstandings.


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     b.   The provisions of Section 5.07 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

          Intentionally Omitted.

     c. The provisions of Section 5.10 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

          Intentionally Omitted.

5. Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Issuing Banks:

     a. This Second Amendment shall have been duly executed and delivered by the Kmart and the Issuing Banks.

     b. Kmart shall reimburse the Issuing Banks for all expenses incurred by the Issuing Banks in connection herewith, including, without limitation, reasonable attorneys' fees.

     c.   No Default or Event of Default shall have occurred and be continuing.

6.   Miscellaneous.

     a. Except as provided herein, all terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. Kmart hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained.

     b. This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

     c. This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.


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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

                                        KMART CORPORATION


                                        By /s/ ALLEN RAVAS
                                           -------------------------------------
                                        Print Name: ALLEN RAVAS
                                        Title: VP TREASURER


                                        FLEET NATIONAL BANK


                                        By /s/ Daniel Platt
                                           -------------------------------------
                                        Print Name: Daniel Platt
                                        Title: Director


                                        BANK OF AMERICA, NATIONAL ASSOCIATION


                                        By /s/ Daniel Platt
                                           -------------------------------------
                                        Print Name: Daniel Platt
                                        Title: Director


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